Exhibit 2.1

Accession Agreement

THIS ACCESSION AGREEMENT is made on December 3, 2021 and made between:

(1) AGBA Merger Sub I Limited (the “Merger Sub”);

(2) AGBA Acquisition Limited;

(3) TAG International Limited;

(4) TAG Asset Partners Limited;

(5) OnePlatform International Limited;

(6) OnePlatform Holdings Limited; and

(7) TAG Holdings Limited

This Accession Agreement is made on December 3, 2021, by the Merger Sub in relation to that Business Combination Agreement, dated November 3, 2021, (the “Business Combination Agreement”) by and between AGBA Acquisition Limited (the “Acquiror”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), OnePlatform International Limited (“HKSub”), OnePlatform Holdings, Inc. (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”) and TAG Holdings Limited (“TAG”).

WHEREAS

The Merger Sub intends to accede to the BCA in accordance with Section 7.7 therein.

THEREFORE, IT IS AGREED as follows:

1.	Terms defined in the Business Combination Agreement shall, unless otherwise defined in this Accession Agreement, bear the same meaning when used in this Accession Agreement.

2.	The Merger Sub confirms that it intends to be party to the Business Combination Agreement, undertakes to perform all of the obligations expressed to be assumed by it under the Business Combination Agreement, and agrees that it shall be bound by all provisions of the Business Combination Agreement as if it had been an original party to the Business Combination Agreement.

3.	The Acquiror, B2B, B2BSub, HKSub, OPH, Fintech and TAG agree that the Merger Sub shall, by execution of this deed, accede to the Business Combination Agreement as if it had been an original party thereto and be bound by all of the obligations expressed to be assumed by the Merger Sub under the Business Combination Agreement.

4.	The Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by laws of the state of New York.

THIS AGREEMENT has been signed on behalf of each party hereto, is executed as a deed by the Merger Sub and is delivered on the date stated above.

[Signature pages below]

The Merger Sub

[EXECUTED AS A DEED )
By: [AGBA Merger Sub I Limited] )

/s/ Zi Lin Vera Tan	Director

Director/Secretary

OR

[EXECUTED AS A DEED
By: [Full Name of Acceding Debtor]

Signature of Director

Name of Director

in the presence of

Signature of Witness

Name of Witness

AGBA Acquisition Limited

By:

/s/ Gordon Lee

TAG International Limited

By:

/s/ Shu Pei Huang, Desmond

TAG Asset Partners Limited

By:

/s/ Shu Pei Huang, Desmond

OnePlatform International Limited

By:

/s/ Shu Pei Huang, Desmond

OnePlatform Holdings Limited

By:

/s/ Ng Wing Fai

TAG Asia Capital Holdings Limited

By:

/s/ Ng Wing Fai

TAG Holdings Limited

By:

/s/ Ng Wing Fai

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